UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2012

  Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On September 20, 2012, Dr. E. Gordon Gee and Michael G. Morris were each appointed to the Board of Directors of Limited Brands, Inc. (the “Company”).  With the appointment of Dr. Gee and Mr. Morris, the Company’s Board now consists of twelve directors.

Dr. Gee and Mr. Morris have not been named to any committees of the Board at this time.  The Board has determined that Mr. Morris is independent in accordance with the applicable New York Stock Exchange standards and the Company’s corporate governance guidelines.

Dr. Gee and Mr. Morris will each receive compensation as a director in accordance with the Company’s director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 12, 2012.

A copy of the press release announcing Dr. Gee’s and Mr. Morris’ appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: September 25, 2012	By	/s/ Douglas L. Williams
		Name:	Douglas L. Williams
		Title:	Executive Vice President & General Counsel